As filed with the Securities and Exchange Commission on October 2, 2006
Registration Nos. 333-129571 and 333-129572

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
PAYCHEX, INC.
(exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	16-1124166 (I.R.S. Employer Identification No.)

911 Panorama Trail South Rochester, New York (Address of Principal Executive Offices)	14625-2396 (Zip Code)
PAYCHEX, INC. 2002 STOCK INCENTIVE PLAN
(as amended and restated effective October 12, 2005)

PAYCHEX, INC. NON-QUALIFIED STOCK OPTION AGREEMENT
(Full title of the Plan)
John M. Morphy
Senior Vice President,
Chief Financial Officer and Secretary
Paychex, Inc.
911 Panorama Trail South
Rochester, New York 14625-2396
(585) 385-6666
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Copy to:
James M. Jenkins, Esq.
Harter, Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604-2711
(585) 232-6500

EXPLANATORY NOTE:
In accordance with General Instruction C to Form S-8, this Post-Effective Amendment contains a Reoffer Prospectus pursuant to Form S-3 that covers reoffers and resales of “control securities” (as that term is defined in General Instruction C to Form S-8) of Paychex, Inc. (“Paychex” or the “Company”) common stock, $0.01 par value per share. This Reoffer Prospectus covers the reoffer and resale of up to 1,083,334 shares of the Company’s common stock that have been or may be issued to Jonathan J. Judge, the Company’s President and Chief Executive Officer and a Director, upon his exercise of options granted to him under the Company’s Non-Qualified Stock Option Agreement with him dated as of October 1, 2004 and under the Company’s 2002 Stock Incentive Plan (as amended and restated effective October 12, 2005) (the “2002 Plan”), and upon the vesting of restricted shares granted to him under the 2002 Plan. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Reoffer Prospectus included herein is a combined Prospectus that relates to shares of the Company’s common stock heretofore covered by Form S-8 Registration Statement Numbers 333-129571 and 333-129572, both filed by the Company on November 8, 2005.

REOFFER PROSPECTUS
1,083,334 shares of common stock
PAYCHEX, INC.
911 Panorama Trail South
Rochester, New York 14625-2396
(585) 385-6666
          This prospectus relates to up to 1,083,334 shares of the common stock, $0.01 par value per share, of Paychex, Inc., a Delaware corporation (“we,” “our,” or “us”) which may be offered and sold from time to time by Jonathan J. Judge, our President and Chief Executive Officer and a Director (also referred to hereinafter as the “Selling Stockholder”) who has acquired or may acquire such shares pursuant to the exercise of non-qualified stock options that have been granted to him under our Non-Qualified Stock Option Agreement with him dated as of October 1, 2004 (the “Option Agreement”), pursuant to the exercise of non-qualified stock options granted to him under our 2002 Stock Incentive Plan (as amended and restated effective October 12, 2005) (the “2002 Plan”; and together with the Option Agreement, the “Plans”), and through the vesting of restricted stock granted to him under the 2002 Plan. We will not receive any of the proceeds from sales of the shares by the Selling Stockholder. The shares may be offered from time to time by the Selling Stockholder through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” All costs, expenses and fees in connection with the registration of the shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the Selling Stockholder. The Selling Stockholder and any broker executing selling orders on his behalf may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares as principals, any profits received by such broker-dealers on the resale of the shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholder may be deemed to be underwriting commissions.
          Our common stock is traded on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “PAYX.” The last reported sale price for our common stock on the Nasdaq on September 28, 2006 was $37.29 per share.
          INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 6.
          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is October 2, 2006.

          You should rely only on the information included in or incorporated by reference into this prospectus or information we refer to in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus is accurate on the date of this prospectus and may become obsolete later. Neither the delivery of this prospectus, nor any sale made under this prospectus will, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors. These risk factors include, but are not limited to, those that are described in the “Risk Factors” section of this prospectus found at page 6.
PROSPECTUS SUMMARY
          We are a leading provider of comprehensive payroll and integrated human resource and employee benefits outsourcing solutions for small- to medium-sized businesses in the United States (“U.S.”). As of May 31, 2006, we serviced approximately 543,000 clients and had approximately 10,900 employees. We maintain our corporate headquarters in Rochester, New York, and have more than 100 offices nationwide.
          We also had approximately 500 clients in Germany as of May 31, 2006, which are serviced through offices in Hamburg and Berlin. Sales offices in Munich and Dusseldorf were operational early in the fiscal year ending May 31, 2007.
          Our company was formed as a Delaware corporation in 1979. We report our results of operations and financial condition as one business segment. Our fiscal year ends May 31.
Company Strategy
          We are focused on achieving strong long-term financial performance by:
•	Providing high-quality, timely, accurate, and affordable comprehensive payroll and integrated human resource services.

•	Delivering these services utilizing a well-trained and responsive work force through a network of local and corporate offices servicing more than 100 of the largest markets in the U.S. and in Germany.

•	Growing our client base, primarily through the efforts of our direct sales force.

•	Continually improving client service and maximizing client retention.

•	Capitalizing on the growth opportunities within our current client base and from new clients, by increasing utilization of our payroll-related and human-resource-related ancillary products and services.

•	Capitalizing on and leveraging our highly developed technological and operating infrastructure.

•	Supplementing our growth through strategic acquisition or expansion of service offerings when opportunities arise.
Market Opportunities
          The outsourcing of business processes is a growing trend within the U.S. Outsourcing of the payroll and human resource functions allows small- to medium-sized businesses to minimize the administrative burden and compliance risks associated with increasingly complex and changing administrative requirements and federal, state, and local tax regulations. By utilizing the expertise of outsourcing service providers, businesses are better able to efficiently meet their compliance requirements and administrative burdens while, at the same time, providing competitive benefits for their employees. The technical capabilities, knowledge, and operational expertise that we have built, along with the broad portfolio of ancillary services we offer our clients, have enabled us to capitalize on the outsourcing trend.
          As of May 31, 2006, we believed there were approximately 7.6 million employers in the geographic markets that we serve within the U.S. Of those employers, 99% have fewer than 100 employees and are our primary customers and target market. Based on publicly available industry data, we estimate that all payroll processors combined serve somewhere between 15% to 20% of the potential businesses in the target market, with much of the unpenetrated market being composed of businesses with ten or fewer employees. We remain focused on servicing small- to medium-sized businesses based upon the growth potential that we believe exists in this market segment.
Clients
          We serve a diverse base of small- to medium-sized clients operating in a broad range of industries located throughout the continental U.S. As of May 31, 2006, we serviced approximately 543,000 clients. We utilize service agreements and arrangements with clients that are generally terminable by the client at any time or upon relatively short notice. For the year ended May 31, 2006, client retention was at record levels of slightly less than 80% of our beginning client base. The most significant factor contributing to client losses is companies going out of business. No single client has a material impact on total service revenue or results of operations.
Products and Services
          We offer a comprehensive portfolio of payroll, payroll-related, and human resource products and services to meet the diverse needs of our client base. These include:
•	payroll processing;

•	payroll tax administration services;

•	employee payment services;

•	regulatory compliance services (new-hire reporting and garnishment processing);

•	comprehensive human resource outsourcing services;

•	retirement services administration;

•	workers’ compensation insurance administration;

•	employee benefits administration;

•	time and attendance solutions;

•	health benefits; and

•	other human resource services and products.
          By offering ancillary services that leverage the information gathered in the base payroll processing service, we are able to provide comprehensive outsourcing services that allow employers to expand their employee benefits offerings at an affordable cost. We earn our revenue primarily through recurring fees for services performed. Service revenue is primarily driven by the number of clients, utilization of ancillary services, and checks or transactions per client per pay period.
RISK FACTORS
          Our future results of operations are subject to a number of risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from historical and current results and from our projections. Important factors known to us that could cause such differences include, but are not limited to, those discussed below:
•	General market and economic conditions, including, among others, changes in U.S. employment and wage levels, changes in new hiring trends, changes in short- and long-term interest rates, and changes in the market value and the credit rating of securities held by us;

•	Changes in demand for our products and services, ability to develop and market new products and services effectively, pricing changes and the impact of competition, and the availability of skilled workers;

•	Changes in the laws regulating collection and payment of payroll taxes, professional employer organizations, and employee benefits, including retirement plans, workers’ compensation, state unemployment, and section 125 plans;

•	Changes in our Professional Employer Organization direct costs, including, but not limited to, workers’ compensation rates and underlying claims trends;

•	The possibility of failure to keep pace with technological changes and provide timely enhancements to products and services;

•	The possibility of failure of our operating facilities, computer systems, and communication systems during a catastrophic event;

•	The possibility of third-party service providers failing to perform their functions;

•	The possibility of penalties and losses resulting from errors and omissions in performing services;

•	The possible inability of our clients to meet their payroll obligations;

•	The possible failure of internal controls or our inability to implement business processing improvements; and

•	Potentially unfavorable outcomes related to pending legal matters.
In addition to the above, the following risk factors should also be considered:
          We may make errors and omissions in providing services, which could result in significant penalties and liabilities for us: Processing, tracking, collecting, and remitting client funds to the applicable tax or regulatory agencies, client employees, and other third parties are complex operations. These tasks could be subject to error and these errors could include, but are not limited to, late filing with applicable tax or regulatory agencies, underpayment of taxes, and failure to comply with applicable banking regulations and laws relating to employee benefits administration, which could result in significant penalties and liabilities that would adversely affect our results of operations. We could also transfer funds in error to an incorrect party or for the wrong amount, and may be unable to correct the error or recover the funds, resulting in a loss to us.
          Our business and reputation may be affected by our ability to keep clients’ information confidential: Our business involves the use of significant amounts of private and confidential client information including employees identification numbers, bank accounts, and retirement account information. This information is critical to the accurate and timely provision of services to our clients, and certain information may be transmitted via the internet. There is no guarantee that our systems and processes are adequate to protect against all security breaches. If our systems are disrupted or fail for any reason, or if our systems are infiltrated by unauthorized persons, our clients could experience data loss, financial loss, harm to reputation, or significant business interruption. Such events may expose us to unexpected liability, litigation, regulation investigation and penalties, loss of clients’ business, unfavorable impact to business reputation, and there could be a material adverse effect on our business and results of operations.
          We may be adversely impacted by changes in government regulations and policies: Many of our services, particularly payroll tax administration services and benefit plan administration services, are designed according to government regulations that continue to change. Changes in regulations could affect the extent and type of benefits employers are required, or may choose, to provide employees or the amount and type of taxes employers and employees are required to pay. Such changes could reduce or eliminate the need for some of our services and substantially decrease our revenue. Added requirements could also increase our cost of doing business. Failure by us to modify our services in a timely fashion in response to regulatory changes could have adverse effects on our business and results of operations.
          We may be adversely impacted by failure of third-party service providers to perform their functions: As part of providing services to clients, we rely on a number of third-party service providers. These providers include, but are not limited to, couriers used to deliver client payroll checks and banks used to electronically transfer funds from clients to their employees. Failure by these providers, for any reason, to deliver their services in a timely manner could result in material interruptions to our operations, impact client relations, and result in significant penalties or liabilities to us.

          In the event of a catastrophe, our business continuity plan may fail, which could result in the loss of client data and adversely interrupt operations: Our operations are dependent on our ability to protect our infrastructure against damage from catastrophe or natural disaster, unauthorized security breach, power loss, telecommunications failure, terrorist attack, or other events that could have a significant disruptive effect on our operations. We have a business continuity plan in place in the event of system failure due to any of these events. If the business continuity plan is unsuccessful in a disaster recovery scenario, we could potentially lose client data or experience material adverse interruptions to our operations or delivery of services to our clients.
          We may not be able to keep pace with changes in technology: To maintain our growth strategy, we must adapt and respond to technological advances and technological requirements of our clients. Our future success will depend on our ability to enhance capabilities and increase the performance of our internal use systems, particularly our systems that meet our clients’ requirements. We continue to make significant investments related to the development of new technology. If our systems become outdated, we may be at a disadvantage when competing in our industry. There can be no assurance that our efforts to update and integrate systems will be successful. If we do not timely integrate and update our systems, or if our investments in technology fail to provide the expected results, there could be an adverse impact to our business and results of operations.
          We may not realize the anticipated benefits from acquisitions: The effective integration of acquired companies may be difficult to achieve. It is also possible that we may not realize any or all expected benefits from acquisitions or achieve benefits from acquisitions in a timely manner. In addition, we may incur significant costs and management’s time and attention may be diverted in connection with the integration of acquisitions. Failure to effectively integrate future acquisitions could affect our results of operations. We currently have no definitive agreements or current plans with respect to any material prospective acquisitions.
          We may have an adverse outcome of legal matters, which could harm our business: We are subject to various claims and legal matters that arise in the normal course of business. These include disputes or potential disputes related to breach of contract, employment-related claims, tax claims, and other matters. As of August 31, 2006, we have a reserve of $20.3 million for pending legal matters. In light of the legal reserve recorded, our management currently believes that resolution of these matters will not have a material adverse effect on our financial position or results of our operations. However, these matters are subject to inherent uncertainties and there exists the possibility that their ultimate resolution could have a material adverse impact on our financial position and results of operations in the period in which any such effect is recorded.
          We may experience a loss as the result of our clients having insufficient funds to cover payments we have made on their behalf to applicable tax or regulatory agencies and employees: As part of the payroll processing service, we are authorized by our clients to transfer money from their bank accounts to fund amounts owed to their employees and applicable tax or regulatory agencies. It is possible that we would be held liable for such amounts in the event the client has insufficient funds to cover them. We have in the past, and may in the future, make payments on our clients’ behalf for which we are not reimbursed, resulting in a loss to us.

          Our interest earned on funds held for clients may be impacted by changes in government regulations mandating the amount of tax withheld or timing of remittance: We receive interest income from investing client funds collected but not yet remitted to applicable tax or regulatory agencies or to client employees. A change in regulations either decreasing the amount of taxes to be withheld or allowing less time to remit taxes to applicable tax or regulatory agencies would adversely impact this interest income.
          We may be exposed to additional risks related to a foreign operation as a result of our business in Germany: We had approximately 500 clients in Germany as of May 31, 2006. As a result, our business is subject to political and economic instability unrelated to our operations in the U.S. Additionally, our business in Germany exposes us to currency fluctuations and we must operate under legal and tax regulations that differ from those of the U.S. We do not currently hedge our foreign currency transactions due to the relatively insignificant amounts. Our entry into foreign operations requires a significant investment and management’s attention. There can be no assurance that our investment in Germany will produce expected levels of revenue or that other factors noted previously will not harm our business.
          Any of these factors could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this prospectus to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.
USE OF PROCEEDS
          All of the shares of common stock are being offered by the Selling Stockholder. We will not receive any proceeds from the sale of the shares by the Selling Stockholder, but we will receive funds in connection with the exercise of any stock options relating to such shares. We will use these funds for working capital.
SELLING STOCKHOLDER
          Jonathan J. Judge, our President and Chief Executive Officer and a Director, is the Selling Stockholder with respect to all of the shares covered by this prospectus. Mr. Judge assumed these roles effective October 1, 2004. The following table indicates the number of shares currently owned by Mr. Judge, the number of shares that he may sell pursuant to this prospectus, and the number and percentage of outstanding shares he would own as of the date hereof if he sells all of the shares covered by this prospectus, based on our 380,430,009 shares issued and outstanding as of August 31, 2006:

	Number of Shares	Maximum Number	Number of	Percentage
Name of	and Options	of Shares to be	Shares Held	Ownership
Selling Stockholder:	Beneficially Owned:	Offered:	After Offering:	After Offering:
Jonathan J. Judge,	1,086,310 (1)	1,083,334(2)(3)	2,976 (4)	*(4)
President, CEO, Director

*	Less than 1%

(1)	Represents shares beneficially owned by Mr. Judge, including all stock options and restricted shares that he has been granted under these Plans through the date of this prospectus.

(2)	Represents all outstanding options and restricted shares granted to Mr. Judge under these Plans, as if such options had been exercised in full when vested and all such restricted shares had been earned in full.

(3)	Does not constitute a commitment to sell any or all of the shares shown. Any of such shares sold will be determined by Mr. Judge from time to time in his sole discretion.

(4)	Assumes all shares acquired by Mr. Judge under these Plans are sold.
PLAN OF DISTRIBUTION
     We are registering the shares on behalf of the Selling Stockholder. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the Selling Stockholder. The decision to sell any or all of the shares is within the discretion of the Selling Stockholder and subject generally to our policies affecting the timing and manner of sale of common stock by our affiliates. There can be no assurance that any shares will be sold by the Selling Stockholder. The Selling Stockholder is free to offer and sell the shares at such times, in such manner and at such prices as he shall determine. The Selling Stockholder has advised us that sales of shares may be effected from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq, in negotiated transactions, in private transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided he meets the criteria and conforms to the requirements of that Rule. Broker-dealers effecting such transactions may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholder and/or the purchasers of shares in amounts to be negotiated immediately prior to the sale. The Selling Stockholder has advised us that he has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the Selling Stockholder. The Selling Stockholder and any broker-dealers that act in connection with the sale of the shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities including liabilities arising under the Securities Act. Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq pursuant to Securities Act Rule 153. We have informed the Selling Stockholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) may apply to his sales in the market.
LEGAL MATTERS
          The validity of the shares being offered by this prospectus has been passed upon for us by Harter, Secrest & Emery, LLP.
EXPERTS
          Our Consolidated Financial Statements appearing in our Annual Report on Form 10-K (“Form 10-K”) for the year ended May 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2006 including schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
          The following documents that we have previously filed with the Securities and Exchange Commission (“SEC”) are incorporated herein by reference:
          (a) Our Form 10-K for the fiscal year ended May 31, 2006, filed pursuant to Section 13 of the Exchange Act on July 21, 2006, including information incorporated by reference in the Form 10-K from our definitive proxy statement for our 2006 annual meeting of stockholders filed on August 31, 2006; and the amendment to this Form 10-K filed under cover of Form 10-K/A on September 8, 2006.
          (b) Our Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarterly period ended August 31, 2006, filed on September 26, 2006.
          (c) The description of our common stock contained in our registration statement on Form S-1 (Registration No. 2-85103) and in any amendment or report filed for the purpose of amending such description.
          In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     This prospectus incorporates by reference documents that are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Requests for such documents should be directed to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Corporate Secretary; telephone: (585) 385-6666.
FURTHER INFORMATION
     We are subject to the information requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by us with the SEC can be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains a World Wide Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC that is located at http://www.sec.gov. We also timely provide through our website http://www.paychex.com, our periodic and current reports after they are filed with the SEC. No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

Part II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
     The following documents that we have previously filed with the SEC are incorporated herein by reference:
     (a) Our Form 10-K for the fiscal year ended May 31, 2006, filed pursuant to Section 13 of the Exchange Act on July 21, 2006, including information incorporated by reference in the Form 10-K from our definitive proxy statement for our 2006 annual meeting of stockholders filed on August 31, 2006; and the amendment to this Form 10-K filed under cover of Form 10-K/A on September 8, 2006.
     (b) Our Form 10-Q for the quarterly period ended August 31, 2006, filed on September 26, 2006.
     (c) The description of our common stock contained in our registration statement on Form S-1 (Registration No. 2-85103) and in any amendment or report filed for the purpose of amending such description.
     In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.
     The following provision is contained in the Registrant’s Certificate of Incorporation: “No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase which was illegal under Section 174 (or any successor section) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The foregoing provisions shall not eliminate or limit the liability of a director from any act or omission occurring prior to the date when such provisions become effective.”
     The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Registrant to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.
     Our Certificate of Incorporation provides for indemnification to the fullest extent authorized by Section 145 of the General Corporation Law of Delaware for our directors, officers and employees and also to persons who are serving at our request as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. The right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.
     We have entered into Indemnity Agreements with each of our officers and directors. The agreement alters or clarifies the statutory indemnity in the following respects: (i) indemnity is explicitly provided for settlements in derivative actions, (ii) we are obligated to advance a director’s or officer’s expenses of defending an action against him/her if the director or officer undertakes to repay such advances if he/she is ultimately found not to be entitled to indemnification or he/she is otherwise reimbursed for the expenses, (iii) indemnification is mandatory unless a determination is made that the director or officer has not met the required standard, (iv) the director or officer is permitted to petition a court to determine whether his/her actions met the standards required and the burden is placed on us to prove that the director’s or officer’s conduct did not meet the required standard, and (v) partial indemnification is permitted in the event that the director or officer is not entitled to full indemnification.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.
     See Exhibit Index.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 2nd day of October, 2006.

PAYCHEX, INC.
By:	/s/ John M. Morphy
John M. Morphy,
Senior Vice President, Chief Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated on October 2, 2006.

/s/ Jonathan J. Judge	President and

Jonathan J. Judge	Chief Executive Officer,
and Director
(Principal Executive Officer)

/s/ John M. Morphy	Senior Vice President, Chief

John M. Morphy	Financial Officer and Secretary
(Principal Financial
and Principal Accounting Officer)

*	Chairman of the Board

B. Thomas Golisano

*	Director

David J. S. Flaschen

*	Director

Phillip Horsley

*	Director

Grant M. Inman

Director

Pamela A. Joseph

*	Director

J. Robert Sebo

*	Director

Joseph M. Tucci

* By: /s/ John M. Morphy	as Attorney-in-fact
John M. Morphy

EXHIBIT INDEX

Exhibit No.	Description	Location

4-1(a)	Paychex, Inc. Non-Qualified Stock Option Agreement with Jonathan J. Judge	Previously filed as Exhibit 4-1 to Form S-8 Registration Statement No. 333-129571

4-1(b)	Paychex, Inc. 2002 Stock Incentive Plan (as amended and restated effective October 12, 2005)	Previously filed as Exhibit 4-1 to Form S-8 Registration Statement No. 333-129572

4-2	Employment Agreement with Jonathan J. Judge	Incorporated by reference to Exhibit 10.1 to Registrant’s report on Form 8 - K filed on October 4, 2004.

5-1	Legal Opinion of Harter, Secrest & Emery LLP	Filed herewith

23-1	Consent of Harter, Secrest & Emery LLP	Contained in opinion filed as Exhibit 5-1 to this Registration Statement

23-2	Consent of Ernst & Young LLP	Filed herewith

24-1	Power of Attorney	Previously filed